EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors of
General Binding Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 26, 2001 (except with respect to the matter discussed in Note 15 to the Consolidated Financial Statements, as to which the date is February 12, 2001) included in General Binding Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                         /s/ Arthur Andersen LLP
                                         -----------------------
                                         Arthur Andersen LLP

Chicago, Illinois
May 23, 2001